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                                                                     Exhibit 8.1



Subsidiaries of FRESH DEL MONTE PRODUCE INC.
as of 02/25/02

Company Name                                Place/Date of Incorporation
------------                                ---------------------------
Agricola Francal S.A.                       Costa Rica                  5/30/75

Agricola Las Brenas Alabre S.A.             Costa Rica

Agricola UAC Limitada                       Chile                       9/10/84

Agricola Villa Alegre Acquisition Corp.     Cayman Islands               3/13/01

Agricola Villa Alegre Limitada              Chile                       06/26/86

Alcantara Shipping Corporation              Cayman Islands              05/12/00

Alcazar Shipping Corporation                Cayman Islands              11/16/99

Algeciras Shipping Corporation              Cayman Islands              11/16/99

Alhambra Shipping Corporation               Cayman Islands              01/12/98

Alicante Shipping Corporation               Cayman Islands              11/16/99

Almeria Shipping Corporation                Cayman Islands              12/29/95

Alquds Limited N.V.                         Netherlands Antilles        03/10/89

Andalucia Shipping Corporation              Cayman Islands              10/11/91

Bananera Maya, Sociedad Anonima             Guatemala                    4/17/89

Bandebras - Bananas do Brasil Ltda.         Brazil                      03/20/00

Brasprawn do Brasil Ltda.                   Brazil                      06/26/01

Cadiz Shipping Corporation                  Cayman Islands              11/16/99

Cameroon Banana Company PLC (CAMBACO)       Cameroon                    04/24/01

Cartorama, S.A.                             Ecuador                       1992

Choice Farms, Inc.                          Delaware                    11/14/91

Claverton Limited                           Hong Kong                   11/10/89

Comercializadora Agricola
Guatemalteca S.A. (Comaguasa)               Guatemala                   04/23/91

Comercializadora Internacional Consultoria
y Servicios Bananeros S.A. -
(Conserba or C.I. Conserba)                 Colombia                    12/15/92

Compania Agricola Diversificada,
S.A. (Coagro)                               Guatemala                    8/28/90


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Compania de Desarrollo Bananero de
Guatemala, S.A. (Bandegua)                  Guatemala                   12/04/72

Compania de Desarrollo Bananero del
Ecuador S.A. (Bandecua)                     Ecuador                     11/28/78

Compania Industrial Corrugadora
Guatemala, S.A. (Corrugadora)               Guatemala                   02/13/67

Congelados Del Monte S.A.                   Costa Rica                  10/13/00

Cordoba Shipping Corporation                Cayman Islands              01/26/93
Corporacion de Desarrollo

Agricola Del Monte S.A.                     Costa Rica                  11/18/67

Davao Agricultural Ventures
Corporation (Davco)                         Philippines                 6/26/81

Del Monte B.V.I. Limited                    British Virgin              10/05/89

Del Monte Fresh Distribution
  Brasil Ltda.                              Brazil                      10/09/01

Del Monte Fresh Fruit
Company Ltd. (Japan)                        Japan                       10/28/88

Del Monte Fresh Fruit Far East B.V.         Netherlands                 10/15/90

Del Monte Fresh Organics Brasil Ltda.       Brazil                      12/19/00

Del Monte Fresh Produce Acquisition
(Chile) Corp.                               Cayman Islands              08/10/98

Del Monte Fresh Produce
(Argentina) S.R.L.                          Argentina                   06/25/98

Del Monte Fresh Produce (Asia-Pacific)
Limited                                     Hong Kong                   07/07/89

Del Monte Fresh Produce B.V.                Netherlands                 09/13/89

Del Monte Fresh Produce (Belgium) N.V.      Belgium                     05/22/90

Del Monte Fresh Produce Brasil Ltda.        Brazil                      05/27/93

Del Monte Fresh Produce (Cameroon) SARL     Cameroon                    02/23/88

Del Monte Fresh Produce (Chile) S.A.        Chile                       06/20/83

Del Monte Fresh Produce Company             Delaware                    12/13/85

Del Monte Fresh Produce (Florida) Inc.      Florida                     12/13/96

Del Monte Fresh Produce (Germany) GmbH      Germany                     05/29/01





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Del Monte Fresh Produce (Hawaii) Inc.       Delaware                    10/12/89

Del Monte Fresh Produce (HK) Limited        Hong Kong                   04/02/97

Del Monte Fresh Produce (Holland) B.V.      Netherlands                 03/01/51

Del Monte Fresh Produce Inc.                California                  02/04/27

Del Monte Fresh Produce International Inc   Liberia                     04/17/89

Del Monte Fresh Produce Investment
(Chile) Corp.                               Cayman Islands              08/10/98

Del Monte Fresh Produce (Korea) Ltd.        Korea                       10/16/99

Del Monte Fresh Produce (Mexico)
S.A. de C.V.                                Mexico                      08/16/93

Del Monte Fresh Produce
Middle East) Corp.                          Cayman Islands              11/19/98

Del Monte Fresh Produce N.A., Inc.          Florida                     12/15/52

Del Monte Fresh Produce (New Zealand)
Limited                                     New Zealand                 03/24/99

Del Monte Fresh Produce (Panama) S.A.       Panama                      01/29/98

Del Monte Fresh Produce (Peru) S.A.         Peru                        03/23/99

Del Monte Fresh Produce
(Philippines), Inc.                         Philippines                 10/17/89

Del Monte Fresh Produce

(South Africa) (Pty) Ltd.                   South Africa                02/24/98

Del Monte Fresh Produce (Southeast) Inc.    Delaware                    08/07/98

Del Monte Fresh Produce (Southwest) Inc.    Arizona                     11/17/92

Del Monte Fresh Produce (Spain) S.A.        Spain                       09/18/00

Del Monte Fresh Produce (UK) Ltd.           England                     08/23/89

Del Monte Fresh Produce (Uruguay) S.A.      Uruguay                     06/25/82

Del Monte Fresh Produce
(West Coast), Inc.                          Delaware                    03/08/89

Del Monte Fresh Trade Company
Brasil Ltda.                                Brazil                      12/04/00

Del Monte Grupo Comercial S.A. de C.V.      Mexico                      11/16/93

DMFP Investment (Uruguay) Corp.             Cayman Islands              09/14/98

DMFP (NZ) Limited                           New Zealand                 09/14/99





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El Genizaro S.A.                            Costa Rica                  02/11/75

Envases Industriales de
Costa Rica S.A. (Envaco)                    Costa Rica                  10/25/60

Expocenter, S.A.                            Uruguay                     09/09/90

Exportaciones Prococo, S.A.                 Costa Rica                  05/12/89

FDM Holdings Limited                        Cayman Islands              08/29/96

Fresh Del Monte Japan Company Ltd.          Japan                       11/28/97

Fresh Del Monte Produce (Canada), Inc.      Delaware                    09/15/97

Fresh Del Monte Produce Inc.                Cayman Islands              08/29/96

Fresh Del Monte Produce N.V.                Netherlands Antilles         10/7/92

Fresh Del Monte Ship Holdings Ltd.          Cayman Islands              09/03/98

Frigorifico Coquimbo S.A.                   Chile                       05/08/84

Fruitrading Company Limited                 Liberia                     01/05/99

Fruits.com, Inc.                            Florida                      8/17/00

Frutas de Parrita S.A.                      Costa Rica                  07/29/86

Fundacion Fruitcola Ltda.                   Chile                       11/05/92

Giralda Shipping Corporation                Cayman Islands              05/12/00

Global Reefer Carriers, Ltd.                Liberia                     06/21/93

Granada Shipping Corporation                Cayman Islands              10/11/91

Hacienda Filadelfia S.A.                    Costa Rica                  05/04/65

Horn-Linie GmbH                             Germany

Interfrucht Beteiligungsgesellschaft mbH    Germany                     03/10/92

Interfruit Brasil S.A. - (IBSA)             Brazil                      03/17/92

International Produce Trading Ltd.          Liberia                     10/02/92

Internationale Fruchtimport
Gesellschaft Weichert & Co.                 Germany                     01/31/52

Key Airways, Inc.                           Delaware                    06/10/99

Key Travel Services, Inc.                   Cayman Islands              06/11/98

Kunia Farms, Inc.                           Hawaii                      05/31/94

Lerida Shipping Corporation                 Cayman Islands              06/11/98





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Malaga Shipping Corporation                 Cayman Islands              07/16/97

Marbur Management Inc.                      Panama                      01/07/86

Medina Shipping Corporation                 Cayman Islands              11/20/98

Melones de Costa Rica S.A.                  Costa Rica                  06/18/87

Melones del Pacifico S.A.                   Costa Rica                  07/19/88

National Poultry PLC                        Jordan                      02/19/94

Network Shipping Ltd.                       Bermuda                     04/05/90

Neveka B.V.                                 Netherlands                 03/15/55

Oceanic Express Corp.                       Cayman Islands              04/19/01

Pluto Shipping Corporation                  Liberia                     12/12/75

Portuaria de Amatique, S.A. (Portama)       Guatemala                   08/28/90

Productora y Exportadora de
Guatemala S.A.  (Prexa)                     Guatemala                   04/23/91

Productos Especiales de Mexico,
S.A. de C.V.                                Mexico                      04/01/93

Segovia Shipping Corporation                Cayman Islands              11/16/99

Servicios Logisticos del
Carmen, S.A. (Seldeca)                      Costa Rica                  10/25/94

Sevilla Shipping Corporation                Cayman Islands              03/09/93

Sidonia Shipping Corporation                Cayman Islands              09/28/00

Sociedad Agricola La Capilla Limitada       Chile                       06/11/86

Toledo Shipping Corporation                 Cayman Islands              03/09/93

Tricont Carriers, Ltd.                      Cayman Islands              02/23/88

United Investment Company
Inmobiliaria S.A. ("UIC")                   Chile                       01/18/84

United Plastic Corporation S.A.             Chile                      06/26/86

UTC Inmobiliaria S.A.                       Chile                      07/02/96

Valencia Shipping Corporation               Cayman Islands             01/04/02

Wafer Limited                               Gibraltar                   06/09/89

Westeuropa-Amerika-Linien GmbH ("WAL")      Germany                     03/17/52

Worldwide Recruiters, Inc.                  Florida                     04/27/00





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